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                                                                EXHIBIT 23.8
                                                                ------------

                        Consent of Independent Auditors

     We consent to the incorporation by reference in this Registration Statement of Eastern Environmental Services, Inc. on Form S-3 of our report dated April 29, 1998, with respect to the consolidated financial statements of Atlantic Waste Disposal, Inc. and subsidiaries as of and for the years ended June 30, 1997 and 1996 appearing in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated April 20, 1998, filed with the Securities and Exchange Commission on April 30, 1998.

                                   /s/ Deloitte & Touche LLP

Richmond, Virginia
September 30, 1998